UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2004

CERADYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-0421

Item 5. Other Events

On March 9, 2004, Ceradyne’s Board of Directors approved a 3-for-2 stock split of our common stock in the form of a 50% stock dividend. The stock dividend was distributed on April 7, 2004 to stockholders of record as of the close of business on March 30, 2004.

Set forth below is selected consolidated statement of income data for the years ended December 31, 2003, 2002, 2001, 2000 and 1999. This selected consolidated financial data was included in our Annual Report on Form 10-K for the year ended December 31, 2003. However, all share and per share amounts set forth below have been restated to give retroactive effect to the 3-for-2 stock split of our common stock in the form of a 50% stock dividend distributed on April 7, 2004:

	Year Ended December 31,
	2003	2002	2001	2000	1999
	(in thousands, except per share data)
Statement of Income Data
Net sales	$101,473	$61,238	$45,339	$45,930	$30,382
Cost of product sales	72,124	48,157	32,852	33,743	23,674

Gross profit	29,349	13,081	12,487	12,187	6,708
Operating expenses:
Selling	2,440	2,069	2,036	1,605	1.480
General and administrative	7,799	4,963	4,897	4,456	3,400
Research and development	2,111	2,080	1,083	1,252	597

Total operating expenses	12,350	9,112	8,016	7,313	5,477

Income from operations	16,999	3.969	4,471	4,874	1,231
Other income (expense):
Royalty income	151	216	165	148	200
Interest income	136	14	186	209	144
Miscellaneous	34	35	41	—	—
Interest expense	(32)	(102)	(26)	(34)	(16)

Total other income (expense)	289	163	366	323	328

Income before provision (benefit) for income taxes	17,288	4,132	4,837	5,197	1,559
Provision (benefit) for income taxes	6,051	1,447	808	104	(44)

Net income	$11,237	$2,685	$4,029	$5,093	$1,603

Net income per share:
Basic	$0.79	$0.21	$0.32	$0.41	$0.13

Diluted	$0.77	$0.20	$0.31	$0.40	$0.13

Weighted average number of shares outstanding:
Basic	14,295	12,729	12,518	12,318	12,105
Diluted	14,600	13,139	13,097	12,593	12,284

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

August 18, 2004	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary

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